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                                EXHIBIT (10)(vi)

                             Material Contracts --
                              Employment Agreement
                            between Richman Gordman
                           1/2 Price Stores, Inc. and
                           Jeffrey J. Gordman, dated
                               February 1, 1997.







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                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made as of February 1, 1997, between RICHMAN GORDMAN 1/2 PRICE STORES, INC., a Delaware corporation ("Company") and Jeffrey J. Gordman ("Executive").


     RECITALS:

     Executive is currently the President and Chief Executive Officer for Company. Company and Executive desire that Executive continue in this position for Company upon the terms and conditions stated in this Agreement.


     IT IS AGREED:

     1. Position and Duties. Company hereby employs Executive in the capacity of President and Chief Executive Officer. Executive shall perform the duties as are reasonably associated with this position as Company may determine from time to time. Executive shall have the authority to enable him to carry out his duties.

     2. Term. The term of this Agreement shall commence as of the date hereof and continue for a term of three (3) years. On each anniversary of the execution of this Agreement, the term shall automatically be extended for another year unless either party gives notice of nonextension to the other prior to such anniversary date.

     3. Compensation. Company shall pay Executive a base salary of Two Hundred Twenty-Five Thousand Dollars ($225,000) per year (the "Base Salary"), payable biweekly in accordance with Company's normal payroll practices and subject to normal withholding, including without limitation withholding for FICA and other taxes. The Base Salary shall be subject to such annual increases as Company's Compensation Committee shall determine are appropriate, provided that the Base Salary shall not be less than $225,000. Any such annual increases shall become effective at the beginning of each fiscal year of Company during the term of this Agreement. Notwithstanding the foregoing, Executive shall be eligible to be considered for a performance bonus from time to time or to be considered for a mid-year increase in Base Salary, in each case at the sole discretion of Company, as recommended by Company's Compensation Committee.

     4. Benefits.





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            a. General.  Executive also shall be entitled to the following benefits (the "Benefits"):

            (1) Payment by Company of premiums for short term disability insurance (100% of salary for up to six months) and director and officer liability insurance for Executive, and a bi-weekly benefits allowance determined in accordance with Company's executive benefits policy currently in place;

                 (2) Payment by Company of membership dues for executive in Prairie Life Club;

            (3) Contribution by Company to 401(k) plans of Executive on terms applicable to other senior management participants in such 401(k) plans; and

            (4) All other then current executive benefits offered by Company and not otherwise specified above.

      Any amounts payable to Executive under any benefit plans in respect of any calendar year during which Executive is employed by Company for less than the entire such year shall, unless otherwise required by government regulation of the applicable plan, be prorated in accordance with the number of days in such calendar year during which he is so employed.

           b. Vacations. Executive shall be entitled to the number of paid vacation days in each calendar year determined in accordance with Company's vacation plan, but in no event less than twenty (20) working days (four weeks) per calendar year. Executive shall also be entitled to all paid holidays generally given by Company to its executives.

           c. Services Furnished. Company shall furnish Executive in Omaha, Nebraska with office space, secretarial assistance and such other facilities and services as shall be suitable to Executive's position and adequate for the performance of Executive's duties.

      5. Reimbursement of Business Expenses. Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred in performing services for Company, including reasonable entertainment expenses and reasonable travel and living expenses while away from home in the performance of services for Company, provided that such expenses are incurred and accounted for in accordance with Company's policies and procedures in effect from time to time.

      6. Termination. For purposes of this Agreement, "Termination Date" shall mean the last day of Executive's employment hereunder. This Agreement and Executive's employment hereunder may be terminated as follows:




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           a. Death.  This Agreement shall terminate without notice
automatically upon the Executive's death. In such case, the Termination Date shall be the date of death.

           b. Total Disability. Company may terminate this Agreement following Executive's total and continuous disability for a period of 180 consecutive days if the Board of Directors determines in good faith that the disability prevents the Executive from carrying out his duties; provided that such termination must be exercised by Notice of Termination delivered to Executive prior to substantial cure of such disability. In such case, the Termination Date shall be the date of delivery of the Notice of Termination, or such later date as may be specified in the Notice of Termination.

           c. Cause. Company may terminate this Agreement for Cause provided the conditions of this Section 6(c) are met. For purposes of this Agreement, "Cause" shall mean (i) willful dishonesty which materially damages Company or (ii) willful failure to substantially perform duties if such performance is not commenced within five (5) business days after written notice is delivered to Executive specifically identifying the failure. Company shall initiate termination for Cause by delivering a Notice of Termination to Executive. Upon delivery of the Notice of Termination under clause (i) above, Executive shall be immediately suspended, with pay, from his duties. Executive shall not be suspended in connection with a Notice of Termination given under clause (ii) above. Company shall give Executive at least 15 days written notice of and an opportunity to be heard at a Board of Directors meeting at which the Board shall decide whether to rescind the Notice of Termination. If the Notice of Termination is not rescinded, the Termination Date shall be the date of the Board of Directors meeting, or such later date as may be specified by the Board.

           d. Without Cause. Company may terminate this Agreement at any time without Cause upon 30 days' Notice of Termination delivered to Executive. In the event Company materially changes Executive's duties or authority as provided in this Agreement, at Executive's option exercised at any time following such event, Executive may deem such conditions to be notice of termination by Company without Cause.

           e. By Executive. Executive may terminate his employment hereunder at any time with or without cause upon at least thirty (30) days' written notice of termination.

      "Notice of Termination", as used in this section, means a written notice delivered to Executive by Company which states the specific termination provision in this Agreement relied upon; sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so stated; and states the proposed termination date in accordance with this Agreement.






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      7. Severance Compensation.  Upon termination of this Agreement, Executive shall be entitled to the following severance compensation:

                 (a) Termination Without Cause.  Upon termination by Company without Cause, Executive shall be entitled to his then current Base Salary and benefits under Section 4 hereof for the remainder of the term hereof. The payment shall be paid within ninety (90) days after the Termination Date in a lump sum equal to the present value of the balance of such payments, such present value to be calculated based on a discount factor equal to the then-current general prime interest rate quoted for the fifth business day preceding the payment in the Wall Street Journal or if the Wall Street Journal is no longer being published, in a similar national financial publication.


                 (b) Termination for Nonperformance.  Upon termination of
            Executive under 6(c)(ii) of this Agreement, Executive shall be entitled to his then current Base Salary and benefits under Section 4 hereof for the lesser of 12 months or the remaining term of this Agreement. The payment shall be paid on a bi-weekly basis, pursuant to the provisions of Section 3 hereof. At Company's option, the present value of any such remaining payments made be made in a lump sum, such present value to be determined in accordance with Section 7(a) above.

                 (c) Termination for Dishonesty, Resignation.  Upon termination of Executive under Section 6(c)(i) of this Agreement or if Executive resigns, he shall be entitled only to Base Salary and benefits under Section 3 of this Agreement through the Termination Date.

      8. Beneficiary Designation. Executive may by written notice delivered to Company during his lifetime designate which person(s), including primary and contingent beneficiaries, in the event of his death during the term of this Agreement, he elects to have receive any payments which would otherwise be due him under this Agreement. Executive may change his designations from time to time and the last designation in writing filed with Company before his death shall control. Failing such designation, the payments shall be made to the legal representative(s) of Executive's estate. Company shall be fully protected and absolved from any liability with respect to any payments made by it hereunder in good faith and reasonably believed by it to be made in compliance with any designation filed by Executive hereunder or, in the absence thereof, to any persons reasonably believed by it in good faith to be entitled to receive the same.

      9. Hiring of Employees, Trade Secrets, Etc.





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           a.  Hiring of Employees.  During the term of this Agreement and for a period of one year thereafter, Executive shall not for any reason whatsoever, directly or indirectly, induce or attempt to influence any management employee of Company or any subsidiary of Company to terminate his or her employment with Company or such subsidiary of Company or to hire any employee of Company or any subsidiary of Company.

           b. Trade Secrets. During the term of this Agreement and at all times thereafter, Executive shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Company or any subsidiary of Company, any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets or other knowledge or processes of a proprietary nature belonging to, or developed by, Company or any other confidential information relating to or dealing with the business operations or activities of Company or any subsidiary of Company, made known to Executive or learned or acquired by Executive while in the employ of Company.

           c. Covenant Against Competition. Solely in the event that Executive is terminated for Cause in accordance with Section 7(a) or his employment terminates or is terminated under Section 7(b) above, for the period of one year Executive shall not compete against Company within 50 miles of Company's corporate offices or any of its stores by, directly or as an agent or employee of another entity, performing services that are substantially similar to or are a competitive alternative to Company's primary business of off-price retailing.

           d. Remedies. Executive acknowledges that the restrictions contained in the foregoing Sections 9(a) and (b) (the "Restrictions"), in view of the nature of the business in which Company and its subsidiaries are engaged, are reasonable and necessary in order to protect the legitimate interests of Company and its subsidiaries, and that any violation thereof would result in irreparable injury to Company. Executive therefore further acknowledges that, in the event Executive violates, or threatens to violate, any Restrictions, Company and its subsidiaries shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which Company or any subsidiary of Company may be entitled.

           e. Invalid Provisions. If any Restriction, or any part thereof, is determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions.




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           f.  Judicial Reformation.  If the period of time or the area specified in the Restrictions should be adjudged unreasonable in any judicial or administrative proceeding, then the court or administrative body shall have the power to reduce the period of time or the area covered and, in its reduced form, such provisions shall then be enforceable and shall be enforced.

           g. Tolling. If Executive violates any of the Restrictions, the restrictive period shall not run in favor of Executive from the time of the commencement of any such violation until such time as such violation shall be cured by Executive to the satisfaction of Company.

     10. Other Investments. Nothing herein shall prohibit investments by the Executive in other persons and enterprises, provided that such investments shall not interfere with duties delegated to the Executive.

     11. Notices. Any notice under this Agreement shall be deemed given to Executive when deposited in the U.S. Mail postage prepaid addressed to him at his last known residence and otherwise when delivered to him personally and to Company when deposited in the U.S. Mail postage prepaid addressed to Company at its principal office in Omaha, Nebraska and otherwise when delivered to Company at such address, or to such other place as either party may direct from time to time in writing.

     12. Miscellaneous. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by Executive and Company. No waiver by either party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     13. Severability. The invalidity or unenforceability of any provision(s) of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     14 Successors and Assigns. The rights and obligations of Company under this Agreement shall be binding upon and shall benefit its successors and assigns. Company shall not sell substantially all of its assets or undertake a liquidation or dissolution of Company without providing reasonable assurances to Executive that this Agreement will be honored by the successor to Company's business.

     15. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect thereof.




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     16. Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Nebraska.

     17. Survival. The provisions of Sections 6, 7, 8 and 9 of this Agreement shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  RICHMAN GORDMAN  1/2 PRICE STORES, INC.


                                  By /s/ Paul M. Bass, Jr.
                                    --------------------------------
                                  Title Chairman
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                                  EXECUTIVE


                                  /s/ Jeffrey J. Gordman
                                  ----------------------------------
                                  Jeffrey J. Gordman




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